EXHIBIT 23.2


                      CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement on Form S-8 of Apartment Investment and Management Company related to the Insignia Properties Trust 1997 Share Incentive Plan, of our report dated March 11, 1999, with respect to the consolidated financial statements and schedules of Apartment Investment and Management Company included in its Annual Report (Form 10-K) for the year ended December 31, 1998 filed with the Securities and Exchange Commission.


                                          /s/ ERNST & YOUNG LLP

Denver, Colorado
March 29, 1999